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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-173860) and related Prospectus of Douglas Dynamics, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated March 8, 2011, with respect to the consolidated financial statements of Douglas Dynamics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin May 13, 2011

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm